Exhibit 10.6

THESE SHARES ARE BEING OFFERED UNDER AN EXEMPTION FROM REGISTRATION PURSUANT TO SECTION 4(a)(2) OF THE SECURITIES ACT OF 1933 AS AMENDED OR SECURITIES AND EXCHANGE COMMISSION REGULATION D, RULE 506(c) PROMULGATED THEREUNDER. WHETHER THESE SHARES ARE EXEMPT FROM REGISTRATION PURSUANT TO REGULATION D OR OTHERWISE HAS NOT BEEN PASSED UPON BY THE SECURITIES AND EXCHANGE COMMISSION, THE ATTORNEY GENERAL OF ANY STATE OR ANY OTHER REGULATORY AGENCY, NOR HAS ANY SUCH AGENCY PASSED UPON THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY OR ANY REPRESENTATION THAT ANY REGULATORY AGENCY HAS PASSED UPON THE ACCURACY OR COMPLETENESS OF THIS PRIVATE PLACEMENT MEMORANDUM IS A CRIMINAL OFFENSE.

REACH GENETICS, INC.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

1,000,000 SHARES OF COMMON STOCK

Price Per Share: $1.00

Maximum Offering: $ 1,000,000

REACH GENETICS, INC. (or the “Company”) hereby offers (the “Offering”) for sale to Accredited Investors a maximum of 1,000,000 Shares of its Common Stock ($.0001 par value) at a purchase price of $1.00 per Share. The Shares will be sold pursuant to Regulation D, Rule 506(c), and Section 4(a)(2), exemptions from registration provided by the Securities Act of 1933, as amended. The Company has the right to withdraw, limit or terminate this Offering at any time and to reject any and all offers to purchase Shares. Proceeds from the sale of Shares will be immediately available to the Company when received and accepted. There is no minimum number of Shares required to be sold. The Offering will be terminated when the Company has sold the maximum Offering or on June 30, 2018, if it has not been sooner terminated or extended, subject to the reserved right of the Company to extend theOffering.

	Principal Amount	Commissions (1)	Proceeds to Company (2)
Total Maximum	$1,000,000	$100,000	$900,000
(1)	The Company has agreed to pay sales commissions of 10% to qualified finders and broker/dealers.

(2)	Before deducting other estimated Offering expenses of approximately $25,000

This Memorandum Is Revised and Dated May 11, 2018

INVESTOR DISCLOSURES

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION AND ARE BEING OFFERED WITHIN THE UNITED STATES PURSUANT TO SECTION 4(a)(2) OF THE SECURITIES ACT AND RULE 506(c) OF REGULATION D PROMULGATED THEREUNDER. THE SECURITIES OFFERED HEREBY MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE UNITED STATES OR TO “U.S. PERSONS” (AS SUCH TERM IS DEFINED IN REGULATION S PROMULGATED UNDER THE SECURITIES ACT), EXCEPT PURSUANT TO (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (2) REGULATION S UNDER THE SECURITIES ACT, (3) RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), SUBJECT TO RECEIPT BY THE COMPANY OF SUCH EVIDENCE (INCLUDING, WITHOUT LIMITATION, OPINIONS OF COUNSEL) ACCEPTABLE TO IT THAT SUCH REOFFER, RESALE, TRANSFER, PLEDGE OR OTHER DISPOSITION WILL BE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (4) ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RECEIPT OF SUCH CERTIFICATION AS THE COMPANY MAY REQUEST, IF APPLICABLE, AND IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. IN ADDITION, EACH PURCHASER OF SHARES WILL BE REQUIRED TO EXECUTE A SUBSCRIPTION AGREEMENT, WHICH IMPOSES SIGNIFICANT RESTRICTIONS ON THE TRANSFER OF THE SHARES.

IN NO EVENT SHALL THIS MEMORANDUM BE DEEMED TO BE AN OFFER TO ANY PERSON OTHER THAN THE PERSON TO WHOM IT IS ADDRESSED.

THIS MEMORANDUM IS SUBMITTED IN CONNECTION WITH THE PRIVATE PLACEMENT OF THE SHARES AND MAY NOT BE REPRODUCED OR USED FOR ANY OTHER PURPOSE.

OWNERSHIP OF THE SHARES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.

THE COMPANY HAS AGREED TO MAKE AVAILABLE, PRIOR TO THE CONSUMATION OF THE TRANSACTION CONTEMPLATED HEREIN, TO EACH OFFEREE OF INTERESTS AND ITS REPRESENTATIVE(S) THE OPPORTUNITY TO ASK QUESTIONS OF, AND RECEIVE ANSWERS FROM THE COMPANY OR ANY PERSON ACTING ON ITS BEHALF CONCERNING THE TERMS AND CONDITIONS OF THIS OFFERING, AND TO OBTAIN ANY ADDITIONAL INFORMATION, TO THE EXTENT IT POSSESSES SUCH INFORMATION OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORT OR EXPENSE, NECESSARY TO VERIFY THE ACCURACY OF THE INFORMATION SET FORTH HEREIN.

THERE ARE NO TAX BENEFITS FROM AN INVESTMENT IN THE COMPANY AND ANY INVESTMENT SHOULD BE MADE SOLELY FOR ECONOMIC REASONS.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS MEMORANDUM OR ANY PRIOR OR SUBSEQUENT COMMUNICATION FROM THE COMPANY, ITS OFFICER, DIRECTORS, AFFILIATES, OR ANY PROFESSIONAL ASSOCIATED WITH THIS OFFERING, AS LEGAL, TAX OR INVESTMENT ADVICE. EACH INVESTOR SHOULD CONSULT WITH AND RELY ON ITS OWN COUNSEL, ACCOUNTANT AND OTHER ADVISERS AS TO LEGAL, TAX AND ECONOMIC IMPLICATIONS OF THE INVESTMENT DESCRIBED HEREIN AND ITS SUITABILITY.

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NO REPRESENTATION OR WARRANTY IS OR CAN BE MADE AS TO THE ECONOMIC RETURN THAT MAY ACCRUE TO AN INVESTOR.

NO DISTRIBUTION OF THIS MEMORANDUM IN WHOLE OR IN PART, OR THE DIVULGENCE OF ANY OF ITS CONTENTS, IS PERMITTED UNLESS AUTHORIZED BY THE COMPANY. NO OFFERING LITERATURE OR ADVERTISING IN WHATEVER FORM SHALL BE EMPLOYED IN THE OFFERING OF THESE SHARES, EXCEPT THE INFORMATION CONTAINED HEREIN OR AUTHORIZED BY THE COMPANY. NO PERSON HAS BEEN AUTHORIZED TO MAKE REPRESENTATIONS, OR GIVE ANY INFORMATION, WITH RESPECT TO THE SHARES, EXCEPT THE INFORMATION CONTAINED HEREIN.

THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO ANYONE IN ANY STATE OR IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED.

REFERENCE SHOULD BE MADE TO THE SUPPORTING DOCUMENTS AND OTHER INFORMATION FURNISHED HEREWITH FOR THE COMPLETE INFORMATION CONCERNING THE RIGHTS AND OBLIGATIONS OF THE PARTIES THERETO. CERTAIN PROVISIONS OF SUCH AGREEMENTS ARE SUMMARIZED IN THIS MEMORANDUM, BUT IT SHOULD NOT BE ASSUMED THAT THE SUMMARIES ARE COMPLETE AND THERE CAN BE NO GUARANTEE THAT SUCH INFORMATION OR THAT CIRCUMSTANCES HAVE NOT CHANGED SINCE THE DATE OF SUCH INFORMATION AND ANY UNDERLYING ASSUMPTIONS WEREPROVIDED.

NASAA UNIFORM LEGEND

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

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SUMMARY OF OFFERING

THIS SUMMARY IS INTENDED ONLY FOR GENERAL REFERENCE. NOT ALL THE MATERIAL FACTS RELATING TO THIS INVESTMENT APPEAR IN THIS SUMMARY. THE MEMORANDUM AND EXHIBITS ATTACHED HERETO DESCRIBE IN DETAIL NUMEROUS ASPECTS OF THE TRANSACTION WHICH ARE MATERIAL TO PROSPECTIVE INVESTORS, INCLUDING ASPECTS SUMMARIZED HEREIN, AND OTHER DOCUMENTS ATTACHED HERETO SHOULD BE READ AND UNDERSTOOD IN THEIR ENTIRETY BY THE PROSPECTIVE INVESTORS.

THE COMPANY:

REACH Genetics, Inc. (the “Company”) was organized pursuant to the laws of the State of Nevada in October 2015 as AdvantaMeds Solutions USA Fund I, Inc., and in May 2017 the Company changed its name to Doyen Elements, Inc. and in May of 2018 the Company changed its name to REACH Genetics, Inc. The Company was organized for the purposes of providing consulting, incubator services, and accelerator services to companies operating nationally. Upon the completion of this Offering, we intend to focus our business operations on providing a wide range of services to the legal Industrial Hemp industry, including property acquisition, leasing, management consulting, genetic research and cultivating large Hemp Farms to produce high quality products in the United States, as well as to acquire existing companies which are currently engaged in providing services to this industry.

TYPE OF SECURITY:	The Company hereby offers (the “Offering”) for sale to Accredited Investors a maximum of 1,000,000 Shares of Common Stock ($.0001 par value) at a purchase price of $1.00 per Share (the “Shares”).

MINIMUM SUBSCRIPTION:	There is a minimum subscription of 10,000 Shares, for a minimum purchase price of $10,000. The Company reserves the right to reject in whole or in part subscriptions received during the Offering.

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RISK FACTORS:	This investment involves various and substantial risks, including the risks more particularly described in this Memorandum.
USE OF PROCEEDS:	The Company intends to use the proceeds of this Offering for business development, marketing, hiring additional employees and for working capital and general corporate purposes.
SUBSCRIPTION PROCEDURES:

As a condition to accepting subscriptions (i) a Subscription Agreement in the form furnished by the Company and annexed hereto as Exhibit A must be executed by each prospective investor and delivered to the Company and (ii) good funds must be delivered by check or wire transfer in the amount of the purchase price of the Shares being purchased and payable to the Company.

The Company will cause to be delivered to a purchaser whose Subscription Agreement and funds have been accepted by the Company, a Subscription Agreement duly authorized and executed by the Company which shall specify the principal sum of Shares purchased and consideration paid, which the Company has agreed to sell at such price to such purchasers, along with a Certificate representing the Shares purchased.

Each prospective investor should obtain the advice of his attorney, tax consultant, and investment advisor with respect to the legal, tax and investment aspects of this investment prior to subscribing for the Shares.

The Company, in its sole discretion, may accept or reject any potential purchaser’s Subscription Agreement in whole or in part, irrespective of whether such potential purchaser meets the standards for investing in the Offering. The Company is also under no obligation to accept a potential purchaser’s Subscription Agreement at the Closing.

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BUSINESS SUMMARY

OVERVIEW

REACH Genetics, Inc. (the “Company”) was organized pursuant to the laws of the State of Nevada in October 2015 as AdvantaMeds Solutions USA Fund I, Inc., and in May 2017 the Company changed its name to Doyen Elements, Inc. and in May of 2018 the Company changed its name to REACH Genetics, Inc. The Company was organized for the purposes of providing consulting, incubator services, and accelerator services to companies operating nationally. Upon the completion of this Offering, we intend to focus our business operations on providing a wide range of services to the legal Industrial Hemp industry, including property acquisition, leasing, management consulting, genetic research and cultivating large Hemp Farms to produce high quality products in the United States, as well as to acquire existing companies which are currently engaged in providing services to this industry. We are a development-stage and emerging-growth Company and have conducted minimal business operations since our inception.

Our principal business office is located at 4800 Baseline Road, E104-#345, Boulder, CO 80303. Our telephone number is (855) 369-3687, and our corporate website is www.reachgenetics.com.

OUR MISSION AND VISION

Regenerative Environmental Applications to Cultivate Hemp.

REACH Genetics, Inc. is driven far beyond the bottom-line, it’s the goal to provide products of the highest quality while contributing to the sustainability of the communities with the privilege of serving. REACH’s management does not import mystery plants or buy seeds from unreliable sources. The Company is founded on the principal of organically grown hemp that shows promise for so many. REACH’s own proprietary seed bank allows oversights on every plant, on every farm, from seed to harvest and beyond. REACH Genetics, Inc.’s plants have been developed to have a superior phytochemical profile known anywhere in the hemp industry with the purpose of creating healthy supplements and environments.

OUR PRODUCTS AND SERVICES

We have organized our Company to provide a wide range of ancillary services to Industrial Hemp businesses, including real estate leasing services, management consulting, genetic research, provide large Hemp Farms to produce high quality products and insurance. We intend to be a “one- stop shop” for the legal Industrial Hemp industry. We expect that operators in this industry will be able to simplify their business operations, become more efficient, and maximize their profit potential by using our Company’s variety of ancillary products and services.

We believe that providing ancillary products and services to the licensed legal Industrial Hemp industry puts us in the best position to tap the national and international market, because we will not be bound by the licensing and regulatory requirements which binds growers and dispensers to a single state or geographic area. Our goal, and our opportunity, is to provide our products and services to clients in every state in which Hemp products are legal.

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These products and services will include:

PRODUCTS:

We currently sell our Premium Whole Plant Extract (CBD oil) called Farmers Hemp Extract in 500 and 1000mg with Zero THC.

REAL ESTATE SERVICES:

We intend to acquire real estate and asset facilities which we can develop or retro-fit for the Company’s grow or other licensed legal hemp growers and distributors. According to available industry information, there is a significant demand for such facilities which is not currently being met by the commercial real estate industry. In addition, the supply of legal hemp friendly facilities and agricultural real estate is rapidly increasing in value in key markets such as Oregon. Through our pending acquisitions, we will be able to enter this market as a product manufacturer ad grower.

CONSULTING AND MANAGEMENT SERVICES:

Through our pending acquisitions, we have acquired 4 scientists, each of whom has between 10 to 25 years of operational experience in the legal industrial hemp industry. We intend to offer both established industry participants as well as start-up operators a wide variety of management and operational services, including licensing, compliance, growth structure, facility build-out and expansion.

Starting a grow site is typically extremely complex, with varying rules, regulations, and legal risks involved. Because of the experience of our management and employees, we believe that our Company can provide valuable assistance and guidance.

OUR RECENT ACQUISITIONS

REACH Genetics, Inc., on December 14, 2017, entered into an equity purchase agreement to acquire 7GENx LLC, a Boulder, Colorado based Hemp genetics research and Development Company for $4,200,000 pursuant to a promissory note due May 21, 2019.

7GENx LLC focuses on creating proprietary hemp cultivators to meet the current and emerging market demands for use in breeding for agricultural, industrial and medical purposes. Its team of scientists collect data and analysis the chemical, genetic and phenotypic profiles of hemp, allowing the company to create proprietary varieties of hemp that are targeted for specific uses for current or emerging markets. Additionally, 7GENx intends to restore regenerative hemp-based agriculture, food, fuel and fiber economies for the health, safety and welfare of the planet by providing small select farms in Colorado (and other states with state approved hemp programs) with hemp cultivation and harvesting techniques, elevated organic methods and practices, and proprietary rich hemp oil extract varieties that meet state hemp program standards.

On January 26, 2018: Termination of Contract

Based on recent developments within REACH Genetics Inc. and the Cannabis industry, we have determined that in order to maximize shareholder value we are going to more narrowly focus our efforts in the specific areas of hemp related products. Therefore, we will not be moving forward with the acquisition of the companies owned by Cassaundra McGinnis, Natalie Romolt, Angela Morton, Jeremy Pollock and Kyle Wendland; in various businesses related to the cannabis industry, pursuant to an agreement dated April 20, 2017.

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Those companies operate within the overall cannabis space but outside our updated / more focused strategy. We are continuing to review other partners or acquisitions consistent with our objectives.

SALES AND MARKETING

REACH Genetics, Inc.’s management is currently targeting hemp companies and certified organic real estate property, strategically positioning the Company across the globe. While REACH Genetics, Inc. intends to revolutionize the hemp industry through plant breeding and genetics, the expansion of its research labs and genetic scientists will enable trading on a global level through the distribution of popular hemp cultivars. The Company’s specialty CBD oils along with branded hemp retail products and “Hempcrete” construction goods, empowers a marketplace with unlimited solutions.

MARKETING TACTICS

We intend to utilize the following marketing channels and tactics to position ourselves appropriately to prospective industrial hemp business clients and customers. We believe that these strategies; social media and Netflix documental educational series will ensure that our Company is able to generate a steady stream of new clients.

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Online Initiatives

●	The REACH Genetics website, www.reachgenetics.com, will be the Company’s primary online marketing tool, and will be designed to serve as a powerful sales and promotional channel to reach our targeted industrial hemp businesses. The website will provide potential clients with key information that will enable them to make a positive decision and convert them into clients. The website will include:

● An introductory video that grab the attention of prospective clients through explaining REACH’s service offerings and value proposition.

● A modern logo and typeface that makes the website easy--to--read while establishing the Company’s brand identity.

● An “About Us” section that will provide an overview of the Company’s history, background, and team Live Chat / Contact Form

Through these initiatives, REACH Genetics will create a personal and memorable experience for the potential client, increasing the chance of lead conversion and thereby generating potential revenues for the Company.

Search Engine Optimization (SEO)

The Company will utilize resources towards implementing an aggressive SEO strategy. REACH will work to optimize the search engine rankings for all of its niche businesses. The Company will also focus on accumulating inbound links, listing on directories, instituting a blog, and establishing a social media presence with the goal of achieving a higher organic Google, Bing, and Yahoo search ranking for terms related to each of its different niche businesses. The organic ranking earned by REACH’s subsidiary websites will bring authority to the Company as a leading and established industrial hemp platform and business. The Company will be very strategic in the search engine keywords it optimizes for and will specifically focus on keywords that have low ranking difficulty and have high purchase intent.

Pay-Per-Click Campaign

REACH will pursue a pay-per-click (PPC) advertising campaign in which the Company can pay additional funds for visible ads on search engines like Google and Bing. These campaigns target high search volume terms relevant to the business in order to drive traffic to the website. REACH must analyze and opt for keywords that are the most cost effective in terms of driving traffic to the website, enhancing the Company’s visibility on the market.

In order to do so, REACH will establish a Google AdWords account in order to create targeted advertisements that will appear on the first page of a Google search. The Company can specifically create ad copy based on its targeted keywords, establish the geographical radius in which the ad will appear, and allocate a certain budget towards that ad. When potential consumers search for a phrase related to industrial hemp ancillary services, the ad appears near the top of the Google search page. When customers click on the ad, a certain dollar amount will be removed from the Company’s allocated budget; this dollar amount will be higher depending on the popularity of the search term.

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Behavioral Retargeting

In addition to allocating a marketing budget to search and display banner ads, REACH will also aim to convert prospective clients that have already visited one of its websites. A visit to one of REACH’s websites typically indicates a specific interest in the Company’s service offerings. The Company will use its re-targeting algorithms to shift this initial interest into multiple up-sells, cross- sells, and conversions.

Whereas other sites are constantly marketing to completely new customers, REACH has already established a profile on the customer from previous visits or visits to their other web properties to target the marketing to them based upon past activity or purchases. The Company’s network of different properties will allow REACH to generate significantly more revenue from each customer as compared to its competitors.

REACH will also use behavioral retargeting on external websites. Retargeting marks online users who visited any of its subsidiary websites with a pixel, and then serves banner ads on other websites visited by those same users. The cost of behavioral retargeting is typically a fraction of traditional banner advertising. Assuming a conservative $5 CPM, REACH will show up to 10 impressions per retargeted user, therefore spending $0.05 in the attempt to bring back a user with an existing digital profile back to one of its properties.

E-mail Direct Marketing

REACH Genetics will hire a third-party company to gather email addresses for industrial hemp businesses across the country. Once it has created a substantial email list, the Company will send email blasts to these prospective clients on a continuous basis to direct them to the company website. REACH Genetics will also install a tracking code on all of its emails, similar to its retargeting strategy, which will automatically drop an anonymous cookie in the visitors’ browser and create lists of people who have visited the REACH Genetics website. The Company can then, again, utilize channels such as AdRoll and Bannersnack to identify previous visitors and display retargeting ads on the web. Determine the Market and Content: Emails will include various types of content that will attract and inform old and new clients; emails will be targeted and designed for specific markets. Email topics include:

●	Informative Emails: These emails will include helpful tips and information. For example, one email may inform clients what services are offered and, on average, how much it may cost. These emails will spread goodwill to customers and enhance the Company’s brand.

●	Value Proposition: These emails will inform clients on what makes REACH Genetics better than other competitors. The Company can highlight its experience, commitment to helping industrial hemp businesses grow their businesses, and overall positive ratings across online databases.

●	Promotional Material: These emails will include discounts and promotions that can be applied towards the Company’s services.

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Then, determine Sending Frequency and Goals: After determining the type of content for the market or campaign, the Company will determine the sending frequency and goals of the email campaign. By setting measurable goals such as amount of leads generated, the Company can track the progress and success of the campaign over time.

Finally, create Schedule: REACH Genetics will create a schedule for creating and sending out emails. Emails will be sent on a weekly or biweekly basis, according to this schedule. In addition, the Company will increase volume of email blasts depending on seasonality and market conditions. The Company can create email campaigns on platforms such as Mailchimp and Autopilot.

Referral and Advertising Partners

We will establish a multi-faceted referral system to acquire active partners and economic alignment with a variety of referral relationships.

● Through banner advertisements on third party websites: REACH and its subsidiary companies will publish banner advertisements on referrals’ websites that will direct viewers straight to one of the subsidiary companies.

● High traffic, high following websites: The Company will utilize high traffic websites that have a strong following to publicize REACH’s service offerings.

● Channel partners: Channel partners can either be specialized or general websites focused on the different sectors of the industrial hemp market. REACH Genetics will become affiliated with these channel partners and will offer them a bonus when they recommend or drive a sale to a REACH subsidiary.

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Offline Initiatives

Events and Trade Shows

The Company will attend major industry event, expos, and conferences across the

United States as it increases market penetration. The attendance of REACH Genetics at well- known events will help to grow the Company brand, develop potential strategic partners with professionals in the industry, and generate additional leads for the business.

Examples of Business-to-Business Events:

●	NCIA (Oakland)
●	West Tech Summit (San Francisco)
●	Las Vegas Annual Cannabis Conference
●	Big Show Industry (LA)
●	NOCO (CO)

Print Advertising

Print advertising will also be an effective marketing campaign for the Company. This includes new feature, discount and product announcements in local newspapers and publications, which will drive traffic to the Company.

Public Relations

We will focus on securing editorial coverage with various media outlets targeting the industrial hemp business market. The team will reach out to relevant publication editors, high-traffic websites, and blogs in order to create a “buzz” about REACH’s ancillary services and overall value.

The Company will rely heavily on an innovative public relations strategy, building strong relationships with magazine editors that focus on industrial hemp operators. The PR firm’s main responsibility consists of ongoing media outreach with top tier media sources in the industry as well as prominent online sites and bloggers. Public Relations efforts will also include quarterly creative programming ideas and pitches that will keep the Company in the media spotlight and provide the media with an ever-changing story angle, increasing the Company’s opportunity for consistent media coverage.

COMPETITION

We face significant competition in providing management consulting, business incubation services, and equipment, products, and technology to companies in the legal industrial hemp industry that we are targeting. Many of these competitors have significant experience in this industry, have been in operation for a greater period, and possess significantly greater resources than our Company. These competitors may prevent us from acquiring desirable properties or may cause an increase in the price we must pay for legal industrial hemp friendly properties. In particular, larger companies may enjoy significant economies of scale and therefore be in a competitive advantage in pricing products and services.

Many of our potential competitors are already publicly traded corporations, including companies engaged in real estate acquisition, financial services, agricultural supplies, and legal industrial hemp growers and marketers.

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We believe that by targeting small and mid-sized producers and start-ups, which can benefit from our hands-on business support systems and our variety of products and services, we have identified an under-served niche in this rapidly expanding industry.

GOVERNMENT REGULATION

Our business operations, as well as properties that we may acquire, are subject to many federal, state, and local government laws and regulations, including land use, zoning, environmental regulations, operational licenses, and employment regulations. With our emphasis on the legal industrial hemp industry we, or our clients and customers, will also be subject to significant government regulations concerning the growing, processing, marketing, and distribution of legal hemp products.

Some of the properties that we plan to acquire will be used primarily for the cultivation and production of industrial hemp and will be subject to the laws, ordinances and regulations of the federal, state, and local governments involving land use, water rights, treatment methods, environmental disturbance, and eminent domain. In certain jurisdictions, land used for agricultural purposes are also subject to regulations governing the protection of endangered species and the protection of wetlands. Because certain of the properties that we will own will be used for growing legal industrial hemp, some jurisdictions have additional regulations regarding security and waste materials disposal.

At the present time, under federal law legal industrial hemp plants are classified by the Controlled Substances Act (CSA) as a Schedule I controlled substance. Even in those jurisdictions in which the growing, extraction, or sale of legal industrial hemp products has been legalized at the federal, state and/or local level, the possession, use, transfer, and cultivation of legal industrial hemp plants remains a violation of federal law. At present, it is the policy of the federal government, as stated by the prior Obama Administration, that it is not an efficient use of federal resources to direct federal law enforcement to prosecute those lawfully abiding by state laws permitting the use and distribution of industrial hemp. However, absent any statutory changes to the CSA, federal law still criminalizes the possession, use, cultivation or transfer of legal industrial hemp plants and pre-empts any state laws to the contrary. If federal law enforcement policy with respect to state-legalized legal industrial hemp plants should change, such enforcement would seriously impact the business operations of our clients and customers, and thereby seriously impact our ability to execute our Company’s business plan. Under such circumstances, we would likely suffer significant losses with respect to our investment in industrial hemp facilities, including possible seizure and forfeiture of such assets.

RESEARCH AND DEVELOPMENT

We have had no research and development expenses since our inception in October 2015, nor do we intend to utilize a significant amount of the proceeds of this Offering for research and development purposes. However, several of the entities that we plan to acquire have undertaken significant research and development activities in the past several years which our Company, upon the completion of our acquisitions, will benefit.

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SEASONALITY

We do not believe that seasonal factors will have a significant effect on our business operations.

EMPLOYEES

We have had no employees since our inception, and all of our business operations have been conducted by our Officers and Directors and Principals. Upon the completion of this Offering, we expect to employ 10 full-time and 6 part-time employees as part of our expansion of business operations. In addition, as of March 1, 2018, the entities which we plan to or have already acquired employed approximately 5 persons. Neither our Company nor any of our prospective employees are, or are expected to be, subject to a collective bargaining agreement.

PROPERTIES

At the present time, the Company does not own any real properties. The Company currently has lease agreements for office facilities and warehouse operations.

EMERGING-GROWTH COMPANY CONSIDERATIONS

We qualify as an “emerging-growth company” as defined by the Jumpstart Our Business Startups Act (the “JOBS Act”). As an emerging-growth company, we may take advantage of specified reduced reporting requirements under the Securities Act of 1933, as amended, and be relieved of certain other significant requirements that are otherwise applicable to public companies. [See: Risk Factors: Emerging Growth Company Considerations”].

MANAGEMENT

Officers and Directors

Our directors will serve until their successor is elected and qualified. Our officers are elected by the board of directors to a term of one year and serves until their successor is duly elected and qualified, or until they are removed from office. Our board of directors has no nominating, auditing or compensation committees.

The name and position of our officer and directors are set forth below:

Ms. Cynthia Boerum Chief Executive Officer, Chief Financial Officer

Ms. Boerum became the Chief Executive Officer of the Company. in November 2017, after serving as Chief Operating Officer since 2016. Ms. Boerum was Vice President of Sales and Consultant for Accentia International Outsourcing Company in Hyberdad, India, from 2009 to 2011. The leadership position included overseeing national and international sales teams.

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Previously, Ms. Boerum held positions of Vice President of Sales for Opus Healthcare in Austin, TX. 2004 to 2007 and positioned the company for acquisition by NextGen. She also held the positions of Enterprise Vice President of National Accounts and Sales Manager for the top 32 health organizations nationally at McKesson from 1989 to 2003. During this time, she received various top performer awards, not only from McKesson, but also the state of Minnesota.

Mr. Jeff Hranicka Chief Operating Officer

Mr. Hranicka became the Chief Operating Officer of the Company in November 2017. Jeff joined Advantameds Solutions as the Capital Investment Manager in 2016 and has successfully completed the NASAA Series 65 Uniform Investment Advisor Law Examination; selected in June 2017 as Chief Technical Officer of REACH Genetics, Inc. Jeff is a proven business leader that delivers operational and financial commitments while developing profitability improvements through organizational leadership.

Beginning in 1998 he served multiple roles and was promoted to a Senior Sales and Operations Management Executive with leadership positions of increased responsibility and complexity for WESCO Distribution, Inc. As Director of the WESCO Midwest Region, 2008-2015, he led a world class sales organization approaching $200 million in revenues with responsibility for over 180 employees coordinating multiple resources in sales, operations, finance, human resources, purchasing, pricing and marketing as critical components of the field organization.

Outside Directors:

Ronald P. Van, Jr.

Professional Summary: Mr. Van recently held the position of Vice President and General Manager, Central U.S. with WESCO Distribution, Inc., a leading North American provider of electrical products and other maintenance, repair and operating (MRO) supplies. As Vice President and General Manager Mr. Van led a sales organization approaching one billion in revenues with responsibility for over 800 employees in 60 plus locations. He coordinated multiple resources in sales, operations, finance, human resources, pricing and marketing. Mr. Van retired from WESCO in October 2015. He currently volunteers on a regular basis at PAWS Chicago no kill adoption center.

Jeffrey Stroin

Professional Summary: Mr. Stroin currently holds the position of Vice President & General Manager with Turtle & Hughes, Inc. He held the same position at WESCO Distribution, Inc. from 2005 through 2015. Previous to that he held various positions at General Electric Company from 1979 through 2004 concluding as Vice-President Pacific Region. Jeff is a competitive, creative business leader with 36 years of sales and management experience. He has a proven track record of driving profitable growth through strategic analysis and execution of key business initiatives while managing electrical wholesale organizations as large as $900M and 850 employees.

Audit Committee Financial Expert

Our Board of Directors currently carries out the functions of the Audit Committee. Our Board of Directors has determined that we do not have an audit committee financial expert on our Board of Directors carrying out the duties of the Audit Committee. The Board of Directors has determined that the cost of hiring a financial expert to act as a director and to be a member of the Audit Committee or otherwise perform Audit Committee functions outweighs the benefits of having a financial expert on the Audit Committee.

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EXHIBIT “A”

REACH GENETICS, INC.

SHARE SUBSCRIPTION AGREEMENT

Subject to the terms and conditions set forth in this Agreement, the undersigned,                  (the “Subscriber”) hereby subscribes for             shares of the Common Stock, $.0001 par value, of REACH Genetics, Inc., a Nevada Corporation (the “Corporation”), and hereby agrees to pay in cash therefore, immediately upon acceptance of this Subscription Agreement by the Corporation, or at such other time and in such manner as may be agreed to by the Corporation, the aggregate sum of                 Dollars ($             ), representing a price of $1.00 per share.

1 Representations and Warranties of Subscriber. The Subscriber hereby represents and warrants to the Corporation as follows:

(a) Access to Information. The Corporation files current information with the U.S. Securities and Exchange Commission. Because of the Subscriber’s business relationship with the Corporation and with the management of the Corporation, the Subscriber has had access to all material and relevant information concerning the Corporation, thereby enabling the Subscriber to make an informed investment decision with respect to his investment in the Shares, and all data and information requested by the Subscriber from the Corporation or its representatives concerning the business and financial condition of the Corporation and the terms and conditions of the Subscriber’s acquisition of the Shares has been furnished. The Subscriber acknowledges that he has had the opportunity to ask questions of and receive answers from, and to obtain additional information from, the Corporation and its representatives concerning the present and proposed business and financial condition of the Corporation.

(b) Financial Sophistication. The Subscriber has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of investing in the Shares, and he has the capacity to protect his own interests in connection with the transaction.

(c) Discussion with Counsel. The Subscriber has had the opportunity to discuss this Agreement and his investment in the Corporation with his counsel, and to the extent it thought necessary, counsel for the Corporation.

(d) Understanding the Investment Risks. The Subscriber understands and agrees that:

(i) An investment in the Shares represents a speculative and risky investment, and there can be no assurance as to the success of the Corporation;

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(ii) Subscriber can bear the economic risk of losing his entire investment in the Shares and Subscriber’s interest in other assets;

(iii) The subscription price should not be considered an indication of the actual value of the Shares, and may not have any relation to any applicable criterion of value;

(iv) There is at present no public market for the Shares, and it is not known when or if a public market will develop;

(v) Subscriber has adequate means of providing for Subscriber’s current and future needs and possible personal contingencies, and Subscriber has no need for liquidity of Subscriber’s investment in the Shares;

(vi) Subscriber does not have an overall commitment to investments which are not readily marketable, including the Shares and other similar investments, disproportionate to Subscriber’s net worth or gross income;

(vii) Subscriber is not currently nor has he ever been involved in any legal proceeding or circumstance, which would cause him to be a “bad actor” under newly adopted Rule 506(d);

(viii) Subscriber is a bona fide resident of the United States, maintains his principal residence there, and is at least eighteen (18) years of age and is a United States citizen; and

(ix) Subscriber is an accredited Investor, as defined in Rule 501(a) of Regulation D.

(e) Understanding of the Nature of the Shares. The Subscriber understands and agrees that:

(i) The Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws (the “State Acts”) and are being issued and sold in reliance upon certain of the exemptions contained in the Act and the State Acts, and the representations and warranties of the Subscriber contained herein are essential to any claim of exemption State Acts;

(ii) The Shares are “restricted securities” as that term is defined in Rule 144 promulgated under the Act;

(iii) The Shares cannot be sold or transferred without registration under the Act and the State Acts or unless the Corporation receives an opinion of counsel acceptable to it (as to both counsel and the opinion) that such registration is not necessary;

(iv) The Shares and any certificates issued in replacement therefor shall bear the following legend, in addition to any other legend required by law or otherwise deemed advisable by the Corporation:

“The Shares represented by this certificate have not been registered under the Securities Act of 1933 (the “Act”) or any applicable state securities laws (the “State Acts”) and may not be sold, transferred or otherwise disposed of unless a registration statement under the Act and the State Acts with respect to such Shares is effective at such time or unless the Corporation is in receipt of an opinion of counsel satisfactory to it to the effect that such Shares may be sold without registration under the Act and the State Acts.

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(f) Investment Intent. The Subscriber represents and warrants that:

(i) The Subscriber is purchasing the Shares for investment for the Subscriber’s own account and not on behalf of any other person;

(ii) The Subscriber is purchasing the Shares with the intent of holding such securities for investment and without the intent of participating, directly or indirectly, in a distribution of such securities;

(iii) Neither the Subscriber nor anyone acting on the Subscriber’s behalf has paid or will pay any commission or other remuneration to any person in connection with the purchase of the Shares;

(iv) The Subscriber has received no public solicitation or advertisement concerning an investment in the Shares; and

2. Corporation Solely Responsible for Disclosure; No Independent Review or Opinions. The Corporation has assumed sole responsibility for compliance with the disclosure requirements of federal and state securities laws in connection with the sale of the Shares. No law firm, accounting firm, securities broker/dealer or other third party has conducted any due diligence review of the Corporation and its business and affairs or any disclosures with respect thereto, written or oral, made by the Corporation or others. Notwithstanding the preparation of any documents or agreements related to the Corporation or this investment, the Corporation’s law firm has not rendered any legal opinions concerning any aspect of the Corporation’s business and affairs, including but not limited to, the validity or enforceability of any contracts, agreements or obligations related to an investment in the Corporation. By execution of this Subscription Agreement, Subscriber acknowledges that the Corporation is solely responsible for all disclosures to potential Investors concerning the Corporation and its business and affairs and that no legal opinions have been rendered by the Corporation’s law firm as described above.

3 Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements contained herein shall survive the delivery of, and the payment for, the Shares.

4 Notices. Any and all notices, designations, consents, offers, acceptances or any other communication provided for herein shall be given in writing by registered or certified mail which shall be addressed to, in the case of the Corporation, at its principal office address, and in the case of Subscriber, to the address set forth in this Subscription Agreement or otherwise appearing on the books of the Corporation or his residence or to such other address as may be designated by him in writing.

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5. Taxation. The Corporation and the Subscriber may be subject to a variety of federal, state and local income or intangible taxes, which, in large part, will be based on the individual circumstances (including income from other sources and performance of other investments) of each investor. Because of these and numerous other variables, it is not feasible to present a detailed explanation of the tax treatment of an investment in or ownership of the Shares. Accordingly, the Subscriber will consult its own tax advisor with respect to its specific situation.

6. Miscellaneous Provisions.

(a) Headings. The headings in this Agreement are for convenience of reference only and shall in no way be deemed to define, limit or add to any provision of this Agreement.

(b) Amendment. This Agreement may not be amended except in writing signed by the parties hereto.

(c) Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect any other provision hereof, which shall be construed in all respects as if such invalid or unenforceable provision were omitted.

(d) Binding Effect; Governing Law. This Agreement may not be assigned or transferred in whole or in part by the Subscriber without the prior written consent of the Corporation. This Agreement shall be binding upon and inure to the benefit of the Subscriber and his estate, heirs at law, legatees, distributees, executors, administrators, other personal representatives and permitted successors and assigns, and shall be binding upon and inure to the benefit of the Corporation and its successors and assigns. This Agreement shall be governed by and shall be construed under the laws of Nevada.

[Signature on next page]

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IN WITNESS WHEREOF, the Subscriber has duly executed this Subscription Agreement as of the date set forth below.

SUBSCRIBER:

Name of Subscriber:

Signature of Subscriber

Address:

Taxpayer ID No.

Dated:

SUBSCRIPTION ACCEPTED:

REACH GENETICS, INC.

BY:

NAME:

TITLE:

DATE:

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